UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2026

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 W Airport Road,

Stillwater, Oklahoma 74075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 867-6155

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement;

On January 26, 2026, USA Rare Earth, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the several purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of 69,767,442 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for aggregate gross proceeds of approximately $1.5 billion, at a price per share of $21.50. Subject to the satisfaction of customary closing conditions, the Company intends to close the Private Placement and issue the Shares on January 28, 2026. The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, covenants and agreements contained in the Purchase Agreement reflect negotiations between the parties to the Purchase Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Purchase Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Purchase Agreement may not describe the actual state of affairs at the date they were made, or at any other time, and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares. The Shares were offered without any general solicitation by the Company or its representatives. The Shares sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

Registration Rights Agreement

In addition, in connection with the closing of the Private Placement, the Company and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 30th calendar day following the closing date of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the Shares (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement and the form of Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Such exhibits have been included to provide investors with information regarding their respective terms and are not intended to provide any factual information about the Company.

Existing Warrant Amendments

On or about January 26, 2025, the Company entered into amendments (the “Warrant Amendments”) with each holder of the Company’s warrants initially exercisable to purchase common stock at $12.00 per share and currently exercisable to purchase common stock at $7.00 per share, subject to adjustment, initially exercisable on March 13, 2025 (the “Existing Warrants”) to provide that any Government Financing is an “Exempt Issuance” (as defined in the respective Warrant Amendments) and therefore will not result in any adjustment of the Exercise Price (as defined in the respective Existing Warrants). “Government Financing” means one or more financing transactions (i) with or involving the Federal Government of the United States of America (including one or more departments or agencies thereof) (the “U.S. Government”) involving the issuance to the U.S. Government of shares of common stock, warrants to purchase shares of common stock, other equity securities and/or debt instruments, and (ii) the issuance of shares of shares of common stock, warrants to purchase shares of common stock and/or other equity securities to other parties as contemplated or required by the terms of a Government Financing.

The foregoing description of the Warrant Amendments does not purport to be complete and is qualified in its entirety by reference to the form of the Warrant Amendment filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On January 26, 2026, the Company issued a press release announcing certain preliminary financial results for the fiscal year ended December 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02. Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K related to the Shares is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2026, following approval of the board of directors of the Company and the required holders of the Company’s 12.0% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), the Company adopted and filed with the Secretary of State of the State of Delaware, a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (as previously amended on May 1, 2025, the “Certificate of Designation”). Pursuant to the Certificate of Amendment, the provisions of the Certificate of Designation providing for the adjustment of the Conversion Price (as defined in the Certificate of Designation) in the event of certain issuances or deemed issuances of shares of common stock by the Company were amended. In particular, the Certificate of Amendment provides that any Government Financing is an “Exempt Issuance” (as defined in the Certificate of Designation, as amended by the Certificate of Amendment) and therefore will not result in any adjustment of the Conversion Price of the Series A Preferred Stock.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 26, 2026, the Company issued a press release announcing the entry into a non-binding letter of intent for the Expected U.S. Government Transaction (as defined below), a non-binding letter of intent for a collaboration with the U.S. Department of Energy’s National Energy Technology Laboratory, and the Private Placement, a copy of which is furnished herewith as Exhibit 99.1.

Furnished herewith as Exhibit 99.2 is an investor presentation that the Company presented to certain potential investors in connection with the Private Placement.

Furnished herewith as Exhibit 99.3 is certain additional information related to the Expected U.S. Government Transaction that was presented to certain potential investors in connection with the Private Placement.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Item 8.01. Other Events

On January 26, 2026, the Company announced that it had entered into a non-binding letter of intent (the “Letter of Intent”) with the U.S. Department of Commerce covering a total of $1.6 billion, including $277 million in direct funding awards under the CHIPS Act and $1.3 billion in senior secured debt with a 15-year term with an expected rate of Treasury +150 bps (collectively, the “Expected U.S. Government Transaction”).

As conditions to entry in definitive documentation for the Expected U.S. Government Transaction (the “Definitive Agreements”), the Company must satisfy certain conditions, including, without limitation: (i) raise at least $500 million from non-federal sources (which will be satisfied upon the closing of the Private Placement described in Item 1.01 of this Current Report on Form 8-K), (ii) obtain two memoranda of understanding from semiconductor end or midstream users, (iii) obtain neodymium praseodymium oxide and MREC feedstock supply agreements with a term at least through 2027, (iv) exercise a surface purchase option with the Texas GLO, (v) implement certain third-party recommendations and third-party validation of nuclear material licensing requirements at the Company’s research and development facility in Wheat Ridge, Colorado, and (vi) define a power infrastructure plan for the Company’s magnet manufacturing facility in Stillwater, Oklahoma. In addition, the U.S. government’s $277 million in Direct Funding Awards includes a condition that the Company issue to the U.S. government $277 million of common stock (approximately 16.1 million shares issued at $17.17 per share) and the $1.3 billion Senior Secured Loan also requires the issuance of warrants to the government representing an additional 10% of the Company’s fully diluted shares outstanding prior to the Private Placement (approximately 17.5 million shares with an exercise price of $17.17 per share and a 10-year exercise period). The U.S. government’s ownership in the Company will represent between 8% and 16% of the fully diluted shares outstanding prior to the Private Placement depending on whether the warrants are assumed to be exercised.

The Letter of Intent for the Expected U.S. Government Transaction provides, and the Definitive Agreements for such collaboration will provide, that the grant and debt financing from the government will be released to the Company in phases over time subject to the Company’s achievement of specified business milestones related to the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal making and strip casting facilities, development and expansion of the magnet manufacturing facility, and obtaining additional equity and debt financing. There are four milestones related to Round Top, relating: to design, scale-up and completion of a definitive feasibility study; early works; solvent extraction; and completion of construction, with targeted achievement dates from December 2026 to December 2028. There are two milestones related to the Company’s metal making and strip casting facilities related to: supply, technical feasibility, and construction; and qualification for production and commercialization, with targeted achievement dates from March 2027 to December 2027. There are four milestones related to the development and expansion of the Company’s magnet manufacturing facilities relating to: initial production capability and demand validation; and incremental production capability and demand validation, with targeted achievement dates from June 2026 to March 2028. In addition, the Company will be required to obtain additional financing to meet estimated $4.1 billion of required capex and to establish a $250 million revolving credit facility by December 31, 2026.

In addition to the Letter of Intent for the Expected U.S. Government Transaction, the Company has signed a non-binding letter of intent with the U.S. Department of Energy’s National Energy Technology Laboratory to collaborate to advance heavy REE separation technologies at the Company’s Wheat Ridge lab and Round Top deposit, leveraging digital twin technology.

No assurances can be made that the Company will successfully negotiate and enter into Definitive Agreements for the Expected U.S. Government Transaction or definitive agreements for the collaboration with the U.S. Department of Energy’s National Energy Technology Laboratory, or that the Expected U.S. Government Transaction or the collaboration with the U.S. Department of Energy’s National Energy Technology Laboratory will be consummated on the terms or timeframe currently contemplated, or at all. Entry into definitive agreements is subject to further diligence, negotiation and finalization of agreements, customary closing conditions, and approvals.

The Company is supplementing the risk factors previously disclosed in the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q with the risk factors relating to the Expected U.S. Government Transaction set forth below.

Risks Related to the Expected U.S. Government Transaction

The Expected U.S. Government Transaction is currently contemplated pursuant to a non-binding letter of intent and remains subject to the negotiation and execution of definitive documentation, satisfaction of conditions precedent, and final government approvals, and there can be no assurance that such documentation will be executed or that the collaboration will be consummated on the anticipated terms or at all.

The Letter of Intent for the Expected U.S. Government Transaction is non-binding and remains subject to negotiation and execution of Definitive Agreements, satisfaction of conditions precedent, and final government approvals. There can be no assurance that:

●	the Letter of Intent will result in Definitive Agreements, or if Definitive Agreements are reached, that the Expected U.S. Government Transaction will be made on the terms anticipated by the Letter of Intent;

●	that the Company will be able to satisfy the conditions precedent to entering into Definitive Agreements for the Expected U.S. Government Transaction; or

●	that final government approvals will be obtained for the Expected U.S. Government Transaction on the terms anticipated by the Letter of Intent or at all.

The Expected U.S. Government Transaction is expected to be funded in phases over time and is subject to the company achieving milestones, and there can be no assurance that such milestones will be achieved on the expected timeline or at all.

The Letter of Intent for the Expected U.S. Government Transaction provides, and the Definitive Agreements for such collaboration will provide, that the grant and debt financing from the government will be released to the Company in phases over time subject to the Company’s achievement of specified business milestones related to the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal making and strip casting facilities, development and expansion of the magnet manufacturing facility, and obtaining additional equity and debt financing. There are four milestones related to Round Top with targeted achievement dates from December 2026 to December 2028: design, scale-up and completion of a definitive feasibility study; early works; solvent extraction; and completion of construction. There are two milestones related to the Company’s metal making and strip casting facilities with targeted achievement dates from March 2027 to December 2027: supply, technical feasibility, and construction; and qualification for production and commercialization. There are four milestones related to the development and expansion of the Company’s magnet manufacturing facilities with targeted achievement dates from June 2026 to March 2028: initial production capability and demand validation; and incremental production capability and demand validation. In addition, the Company will be required to obtain additional financing to meet an estimated $4.1 billion of required capex and to obtain a $250 million revolving credit facility by December 31, 2026.

There can be no assurance that such milestones will be achieved on the expected timeline, or at all. If the Company is unable to meet such milestones, the corresponding funding will not be released to the Company. The Company’s satisfaction of any given milestone, and receipt of the associated funding, does not guarantee that the Company will be able to meet any subsequent milestones. Further, the Company’s satisfaction of one or more milestones for one project, does not guarantee that the Company will be able to meet any milestones for the other projects. Construction, development, and expansion of the Company’s planned facilities and projects are subject to risks of delays, cost overruns, supply chain disruptions, labor availability constraints, permitting challenges, and other execution risks, which could increase required capital, delay milestone achievement, and adversely affect the Company’s financial condition and project economics.

If the Company does not receive the financing contemplated by the Expected U.S. Government Transaction, or any part of it, due to delays in meeting or failure to meet one or more milestones, its ability to fund its current operations and implement its business plan and strategy will be affected, and the Company may be required to reduce the scope of its operations and scale back its exploration, development and mining programs unless it is able to obtain alternative financing. Any curtailment of business operations would have a material negative effect on operating results and the value of the Company’s outstanding securities.

In addition, if the Company is unable to meet certain final milestones within two years of the target completion dates, any funding released to the Company prior to that date will be subject to clawback, which would adversely affect the company’s liquidity, capital resources, and project economics.

While the Company may execute Definitive Agreements with the government and receive funding thereafter, there can be no assurances that the authorization and continued support for the transactions contemplated by the Definitive Agreements will not be modified, challenged or impaired in the future, which would have a material adverse effect on the Company’s business, prospects, financial condition and results of operation.

The Company expects to enter into Definitive Agreements for the Expected U.S. Government Transaction on substantially the terms set forth in the Letter of Intent. However, given the heightened sensitivity and complexity of contracting with a government entity, particularly in a high profile industry implicating national security, there can be no assurances that terms of the Expected U.S. Government Transaction, including the Definitive Agreements once executed, will not be modified, challenged or impaired in the future, which could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. The Company believes there are multiple factors that may contribute to this uncertainty, including, but not limited to, the interpretation of current and future, and enactment of future, federal and international laws, regulations, administrative actions and rulings, and interpretations and changes to interpretations thereof, whether by a court or within the legislative or executive branches of the federal government; the Company’s ability to comply with any conditions or other requirements imposed by such laws, regulations, actions and rulings, and changes thereto; a determination by the legislative, judicial, or executive branches of the federal government that any aspect of Expected U.S. Government Transaction, or the related Definitive Agreements, was unauthorized, void, or voidable; future changes in federal administration and related executive and legislative priorities; the continued availability of Congressional appropriations and Department of Commerce funding; geopolitical developments; and the legal and strategic challenges associated with enforcing the obligations of and seeking performance from a government counterparty, especially in conjunction with the unique defenses and remedies available to the federal government. Furthermore, while the Department of Commerce is expected to be contractually bound under the Definitive Agreements, if reached, for the Expected U.S. Government Transaction, no other agency, office or branch of the federal government has made any assurances or will have any obligations under the such Definitive Agreements to actively support, accede to or refrain from challenging, investigating or otherwise impeding the commitments and obligations of the parties to the Definitive Agreements, whether now or in the future. The Expected U.S. Government Transaction may also be challenged by other third parties and are subject to the risk of litigation, both the cost and result of which could materially adversely affect the Company’s business, prospects, financial condition and results of operations.

Future funding will be required to meet milestones. The Company’s ability to raise additional equity or debt financing may be adversely affected by market conditions, interest rates, investor risk appetite, or macroeconomic factors beyond the Company’s control.

The Company’s business plan requires significant additional capital, which may include equity and/or debt financing, beyond the Expected U.S. Government Transaction, and the Company’s ability to obtain such capital will depend on market conditions and its operating performance, and may result in higher costs of capital, increased leverage, or dilution to existing stockholders. As a condition of the Expected U.S. Government Transaction, the Company will be required to obtain additional financing to meet estimated $4.1 billion of required capex and to establish a $250 million revolving credit facility by December 31, 2026. Depending on the type and terms of any financing the Company pursues, stockholders’ rights and the value of their investment in the Company’s common stock could be reduced. Any additional equity financing will dilute shareholdings. If the issuance of new securities results in diminished rights to holders of common stock, the market price of the Company’s common stock could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. Interest on such debt would increase costs and negatively impact operating results. In addition, as the debt financing component of the Expected U.S. Government Transaction will be secured, issue secured debt, the government will have a claim to the Company’s assets that would be prior to the rights of shareholders until the debt is paid. This may make it more difficult for the Company to raise additional debt financing on attractive terms, or at all.

If the Company is unable to obtain additional financing, as needed, at competitive rates, its ability to fund its current operations and implement its business plan and strategy will be affected, and it would be required to reduce the scope of its operations and scale back its exploration, development and mining programs. There is, however, no guarantee that the Company will be able to secure any additional funding or be able to secure funding which will provide it with sufficient funds to meet its objectives, which may adversely affect its business and financial position. Certain market disruptions may increase the Company’s cost of borrowing or affect its ability to access one or more financial markets. Such market disruptions could result from:

●	adverse economic conditions, including inflationary factors and recessionary fears;

●	adverse general capital market conditions, including rising interest rates;

●	poor performance and health of the metals and neo magnets industry in general;

●	bankruptcy or financial distress of metals or neo magnet companies or marketers;

●	significant decrease in the demand for metals or neo magnets; or

●	adverse regulatory actions that affect the Company’s exploration and construction plans or the use of its current and planned products generally.

Revenues, EBITDA, Free Cash Flows, capacity and production targets are illustrative and are based on assumptions regarding the execution of the Company’s operational plans, including production volumes, ramp timing, operating performance and pricing. In addition, target revenues, EBITDA and Free Cash Flows are based on assumed pricing and costs used in the Company’s business plan.

The Company has set certain targets for Revenues, EBITDA, Free Cash Flows, capacity and production. Such targets prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of the Company and exclude, among other things, transaction-related expenses. There are significant risks associated with the assumptions used in developing such targets. Investors should make their own assessment of the reasonableness and risks of the assumptions made by management. Operational execution, and the achievement of financial, capacity and production targets, are inherently uncertain and actual results may differ materially. Important factors that may affect actual results and results of the Company’s operations, or could lead to such targets not being achieved on the timeframe specified, or at all include, but are not limited to: changing content consumption patterns, an evolving competitive landscape, successful management and retention of key personnel and artistic talent, unexpected expenses and general economic conditions. As such, these targets may be inaccurate and should not be relied upon as an indicator of actual past or future results. There can be no assurance that the Company will achieve its targets even if it completes its planned capital expenditures.

Because the government will keep 100% of the equity securities that it is receiving whether or not the Expected U.S. Government Transaction is funded in full or at all, if all or part of the Expected U.S. Government Transaction is not funded for any reason, or if the funding is received but subsequently clawed back, and the effective dilution of the company’s other equity holders will be increased materially.

Pursuant to the Letter of Intent, as a condition to entry into Definitive Agreements for the Expected U.S. Government Transaction, the Company will be required to issue approximately 16.1 million shares of Common Stock and a warrant to purchase approximately 17.6 million shares of Common Stock with an exercise price per share of $17.17 and a 10-year exercise period. The warrant will be exercisable at any time and from time to time for a term of ten years. As these issuances are being made at an implied price of $17.17 per share, existing common stockholders will experience substantial dilution of their ownership positions. Further, the government’s anticipated equity position in the Company reduces the voting and other governance rights of stockholders and may limit potential future transactions that may be beneficial to stockholders.

Under the Letter of Intent, the government will retain 100% of such equity securities whether or not the Expected U.S. Government Transaction is funded in full or at all, if all or part of the Expected U.S. Government Transaction is not funded for any reason, or if the funding is received but subsequently clawed back, and the effective dilution of the Company’s other equity holders will be increased materially.

In addition, the sale of a substantial number of shares of the Company’s Common Stock in the public market, or the perception that these sales might occur, including of the shares issuable upon exercise of the warrant, could depress the market price of the Company’s Common Stock and could impair its ability to raise capital through the sale of additional equity securities. The Company is unable to predict the effect that sales may have on the prevailing market price of its Common Stock.

The financial, tax and accounting treatment of the government contemplated by the Definitive Agreements remains uncertain and subject to change.

Given both the novelty and complexity of the Expected U.S. Government Transaction, and the ongoing negotiation of Definitive Agreements, the Company’s initial analysis of the financial, tax and accounting implications of its commitments and obligations in connection with the Expected U.S. Government Transaction has not been completed and may take considerable time and require significant attention from management. Additionally, no assurance can be provided that this initial assessment will not require adjustment or amendment over time due to changes in tax law or regulations, accounting practices and requirements and unforeseen developments in the course of performing under the Definitive Agreements, particularly with respect characterization of payments received from the Department of Commerce, among other considerations. The Definitive Agreements for the Expected U.S. Government Transaction are also expected to be highly integrated, and certain of the obligations under each agreement are expected to contingent upon or impacted by the terms and obligations of the others. If one or more of such agreements, or one or more elements of the transactions, were to be altered, amended or terminated, management would need to assess the financial, tax and accounting implications of such changes, which could be significant, together with any related remedies available to the Company and the present condition of its business and operations. The Company is unable to predict, and may not be able to anticipate, either these changes or the impact thereof. Any of the foregoing may have a material adverse effect on the Company’s business, prospects, financial condition and results of operations, including, but not limited to, material changes to the Company’s financial outlook, recharacterizations, restatements or other modifications of the Company’s financial statements or adjustments to previously provided estimates or guidance.

The Definitive Agreements are expected to contain affirmative and negative covenants that may restrict the Company’s ability and the ability of its subsidiaries to take actions management believes are important to the Company’s long-term strategy.

The Definitive Agreements for the Expected U.S. Government Transaction are expected to contain affirmative covenants requiring the Company to take certain actions and negative covenants restricting the Company’s ability to take certain actions.

In addition, the Expected U.S. Government Transaction will be subject to comprehensive, ongoing reporting and disclosure obligations, including financial, operational, cybersecurity, and supply chain information. The Company also may be required to comply with evolving national security “guardrails,” including restrictions on expansion, collaboration, or technology transfer involving certain foreign entities and restrictions on operations, capital allocation, indebtedness, or strategic transactions. These requirements may be subject to broad or changing interpretation, and any violations of such requirements, whether due to administrative error or misunderstanding, could result in suspension, clawback, or termination of funding. Further, the government may require rights to certain intellectual property or data developed with government funding, which could affect the Company’s ability to commercialize or protect proprietary technology and information.

Compliance with the affirmative and negative covenants contained in the Definitive Agreements could restrict the Company’s ability to take actions that management believes are important to its long-term strategy. If strategic transactions the Company wishes to undertake are prohibited by the Definitive Agreements, the Company’s ability to execute its long-term strategy could be materially adversely affected, which could in turn have a material adverse effect on its business, prospects, financial condition, or results of operations. For example, any requirement to obtain government approval or consent, or to provide notification, could delay or limit future financings, mergers, acquisitions, or asset dispositions.

Given the scarcity of U.S. precedents for transactions such as those contemplated under the Expected U.S. Government Transaction and the government becoming a significant stockholder of the Company, the Company may experience other adverse consequences resulting from the potential announcement or completion of the Expected U.S. Government Transaction.

Given the scarcity of recent U.S. precedents for transactions such as those contemplated by Expected U.S. Government Transaction and of the government becoming a significant stockholder of a company like the Company, it is difficult to foresee all the potential consequences. Among other things, there could be adverse reactions, immediately or over time, from investors, employees, customers, suppliers, other business or commercial partners, foreign governments or competitors. There may also be litigation related to the transaction or otherwise and increased public or political scrutiny with respect to the Company.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K, including Exhibits 99.1. 99.2 and 99.3, are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the Expected U.S. Government Transaction and its expected benefits, including the anticipated terms of the Expected U.S. Government Transaction and anticipated timing of closing and funding; the Private Placement and its expected benefits, including anticipated timing of closing and funding; the Company’s investment plans, including the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal making and strip casting facilities, and development and expansion of the magnet manufacturing facility, including the timing, cost, production capacities, and estimated outputs of each facility; and projected operating results and performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations.

These risks and uncertainties include, but are not limited to: (1) the risk that the Expected U.S. Government Transaction and/or the Private Placement will not occur on the terms or at the times expected, or at all; (2) risks related to the timing and achievement of the expected business milestones of the Expected U.S. Government Transaction, including with respect to the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal making and strip casting facilities, and development and expansion of the magnet manufacturing facility; (3) the risk that the Expected U.S. Government Transaction, which will be funded in phases over time subject to the Company achieving milestones, ultimately results in less proceeds to the Company than anticipated; (4) significant dilution associated with the Expected U.S. Government Transaction; (5) the risk that the Company will not be able to execute its business plan to successfully use the proceeds of the Expected U.S. Government Transaction and the Private Placement; (6) the timing of commissioning, commercialization and expansion of the Company’s manufacturing facilities, and the timing and amount of future production from each component of the Company’s value chain; (7) the development of the Round Top project, which may not result into a producing mine, may be delayed, or may not result in the commercial extraction of minerals; (8) uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; (9) the Company’s ability to successfully commence swarf processing; (10) the availability of appropriations from the legislative branch of the U.S. government and the ability of the executive branch of the U.S. government to obtain funding and support contemplated by the Expected U.S. Government Transaction; (11) the determination by the legislative, judicial or executive branches of the U.S. government that any aspect of the Expected U.S. Government Transaction was unauthorized, void or voidable; (12) the Company’s ability to obtain additional or replacement financing, as needed; (13) the Company’s ability to effectively assess, determine and monitor the financial, tax and accounting treatment of the Expected U.S. Government Transaction, together with the Company’s and the U.S. government’s obligations thereunder; (14) the Company’s ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; (15) the significant long-term and inherently risky investments the Company is making in mining and manufacturing facilities may not realize a favorable return; (16) the risk of litigation related to the Expected U.S. Government Transaction, the Private Placement and/or the development of the Company’s projects; (17) the diversion of management time from ongoing business operations and opportunities as a result of the Expected U.S. Government Transaction and/or the Private Placement; (18) the Company ability to build or maintain relationships with customers and suppliers; (19) the Company’s development of its magnet production facility and the timing of expected production milestones; (20) competition in the metal making and magnet manufacturing industry; (21) the ability to grow and manage growth profitably; (22) the overall supply and demand for rare earth minerals; (23) the costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan and access the potential Expected U.S. Government Transaction; (24) substantial doubt regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its third quarter 2025 Condensed Consolidated Financial Statements; (25) the timing of future cash flow provided by operating activities, if any; (26) fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport; and (27) other risks and uncertainties described under the heading “Risk Factors” in this Presentation and the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this report speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment, dated January 26, 2026, to USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.
4.1	Form of Amendment to Warrants issued to Series A Investors and Closing PIPE Investors.
4.2	Form of Pre-Funded Common Stock Purchase Warrant.
10.1†	Form of Securities Purchase Agreement, dated as of January 26, 2026, by and among the Company and the Purchasers.
10.2	Form of Registration Rights Agreement, by and among the Company and the Purchasers.
99.1	Press Release, dated January 26, 2026.
99.2	Investor Presentation, dated January 2026.
99.3	Certain additional information related to the Expected U.S. Government Transaction, dated January 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Rare Earth, Inc.

/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

Date: January 26, 2026.